EXHIBIT 24

Power of Attorney

WITNESSETH, that each of the undersigned directors of FIRST CITIZENS BANCSHARES, INC. (“BancShares”), a Delaware corporation, by his or her execution hereof, hereby constitutes and appoints JAMES E. CREEKMAN, KENNETH A. BLACK, and JOHN H. GRAY, and each of them, with authority to act jointly or individually, as his or her true and lawful agents and attorneys-in-fact, and in his or her name, place and stead, to execute for him or her BancShares’ Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”) to be filed by BancShares with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments to such Annual Report, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission. Each of the undersigned hereby grants unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all the acts of each said attorney-in-fact which he or they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John M. Alexander, Jr. John M. Alexander, Jr.	Director	January 26, 2009

/s/ Carmen Holding Ames Carmen Holding Ames	Director	January 26, 2009

/s/ Victor E. Bell III Victor E. Bell III	Director	January 26, 2009

/s/ George H. Broadrick George H. Broadrick	Director	January 26, 2009

/s/ Hope Holding Connell Hope Holding Connell	Director	January 26, 2009

/s/ Hubert M. Craig III Hubert M. Craig III	Director	January 26, 2009

/s/ H. Lee Durham H. Lee Durham	Director	January 26, 2009

/s/ Lewis M. Fetterman Lewis M. Fetterman	Director	January 26, 2009

/s/ Daniel L. Heavner Daniel L. Heavner	Director	January 26, 2009

/s/ Frank B. Holding Frank B. Holding	Executive Vice Chairman	January 26, 2009

/s/ Frank B. Holding, Jr. Frank B. Holding, Jr.	President, Chief Administrative Officer and Director	January 26, 2009

/s/ Lewis R. Holding Lewis R. Holding	Chairman and Chief Executive Officer	January 26, 2009

/s/ Lucius S. Jones Lucius S. Jones	Director	January 26, 2009

/s/ Robert E. Mason, IV Robert E. Mason, IV	Director	January 26, 2009

/s/ Robert T. Newcomb Robert T. Newcomb	Director	January 26, 2009

/s/ Lewis T. Nunnelee II Lewis T. Nunnelee II	Director	January 26, 2009

/s/ James M. Parker James M. Parker	Director	January 26, 2009

/s/ Ralph K. Shelton Ralph K. Shelton	Director	January 26, 2009

/s/ R. C. Soles, Jr. R. C. Soles, Jr.	Director	January 26, 2009

/s/ David L. Ward, Jr. David L. Ward, Jr.	Director	January 26, 2009